                                                                      EXHIBIT 12

                        ADVANTICA RESTAURANT GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                      FISCAL YEAR ENDED        ONE WEEK     FIFTY-ONE         FISCAL YEAR ENDED
                                                  --------------------------     ENDED     WEEKS ENDED    --------------------------
                                                  DECEMBER 31,  DECEMBER 31,   JANUARY 7,  DECEMBER 30,   DECEMBER 29,  DECEMBER 27,
                                                      1996          1997         1998          1998           1999          2000
                                                  ------------  ------------   ----------  ------------   ------------  ------------

(In thousands)

Loss from continuing operations before income
   taxes                                           $ (73,654)    $ (81,978)    $ 589,044     $(129,060)    $(274,988)    $ (80,670)
                                                   ---------     ---------     ---------     ---------     ---------     ---------
Add:
Restated interest expense excluding capitalized
  interest                                           153,839       124,507         1,901       101,590        93,498        90,311
                                                       4,696         4,608            83        (7,501)       (7,682)       (3,366)
                                                   ---------     ---------     ---------     ---------     ---------     ---------
         Subtotal                                    158,535       129,115         1,984        94,089        85,816        86,945
                                                   ---------     ---------     ---------     ---------     ---------     ---------
Restated interest factor in rents                     11,668        11,190           218        11,174        12,553        14,606
                                                   ---------     ---------     ---------     ---------     ---------     ---------
         Total earnings (losses)                   $  96,549     $  58,327     $ 591,246     $ (23,797)    $(176,619)    $  20,881
                                                   =========     =========     =========     =========     =========     =========

Fixed Charges:
Restated interest expense including
   capitalized interest                            $ 153,839     $ 124,507     $   1,901     $ 101,590     $  93,498     $  90,311
Restated amortization of debt expense                  4,696         4,608            83        (7,501)       (7,682)       (3,366)
                                                   ---------     ---------     ---------     ---------     ---------     ---------
         Subtotal                                    158,535       129,115         1,984        94,089        85,816        86,945
Restated interest factor in rents                     11,668        11,190           218        11,174        12,553        14,606
                                                   ---------     ---------     ---------     ---------     ---------     ---------
         Total fixed charges                       $ 170,203     $ 140,305     $   2,202     $ 105,263     $  98,369     $ 101,551
                                                   =========     =========     =========     =========     =========     =========

Rate of earnings to fixed charges                         --            --         268.5            --            --            --
                                                   =========     =========     =========     =========     =========     =========

Deficiency in the coverage of fixed charges
  By earnings (losses) before fixed charges           73,654        81,978            --       129,060       274,988        80,670
                                                   =========     =========     =========     =========     =========     =========

For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.